                                                                    Exhibit 99.3

                            FIRST SAVINGS BANK, SLA
                            WOODBRIDGE, NEW JERSEY



                           __________________, 1998


Dear Shareholder:

     You are invited to attend a special meeting of shareholders of First Savings Bank, SLA, Woodbridge, New Jersey (the "Bank") on _________________, 1998 at _____ _.m., Eastern Time, at the main office of the Bank, 1000 Woodbridge Center Drive, Woodbridge, New Jersey (the "Special Meeting"). Only shareholders of record of the Bank as of _______________, 1998, will be entitled to vote at the Special Meeting.

     At the Special Meeting, shareholders will be asked to approve a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") adopted by the Bank, whereby the Bank and First Savings Bancshares, MHC, the Bank's mutual holding company (the "MHC"), will reorganize into a stock holding company structure (the "Conversion"). In connection with the Conversion, First Source Bancorp, Inc., the proposed new holding company of the Bank, will issue shares of common stock to current shareholders of the Bank in exchange for shares of the Bank's common stock and sell additional shares to the Bank's depositors and borrowers and the public in a subscription and community offering. The Conversion will not affect any deposit accounts or borrower relationships that you may have with the Bank, and all deposits in the Bank will continue to be insured by the Federal Deposit Insurance Corporation on the same terms up to the applicable limits of insurance coverage.

     It is very important for your shares to be represented at the Special Meeting, regardless of whether you plan to attend in person. The affirmative vote of two-thirds of the Bank's shares outstanding and the affirmative vote of a majority of the Bank's shares present in person or by proxy (other than those held by the MHC) is required to approve the Conversion. Consequently, a failure to vote will have the same effect as a vote against the Conversion.
Accordingly, it is important that you take the time to consider and vote upon these matters. I urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting.

                            YOUR VOTE IS IMPORTANT

     The Board of Directors of the Bank has determined that the Conversion is in the best interests of the Bank and its shareholders. The enclosed proxy materials and prospectus for the stock of First Source Bancorp, Inc. contain a more detailed analysis of the Conversion. For the reasons set forth in the proxy statement and the prospectus the Board of Directors unanimously recommends a vote FOR the Conversion. Thank you for taking the time to consider this matter.

                                    Sincerely,


                                    John P. Mulkerin
                                    President and Chief Executive Officer
                                    First Savings Bank, SLA

                            FIRST SAVINGS BANK, SLA
                         1000 WOODBRIDGE CENTER DRIVE
                         WOODBRIDGE, NEW JERSEY  07095
                                (732) 726-9700

                         ____________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON ____________, 1998


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting of Shareholders") of First Savings Bank, SLA (the "Bank") will be held at the main office of the Bank, 1000 Woodbridge Center Drive, Woodbridge, New Jersey on ____________, 1998 at _______ _.m., Eastern Time, to consider and vote upon:

     1. The adoption of a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion" or "Plan") providing for the conversion of First Savings Bancshares, MHC, the mutual holding company of the Bank (the "MHC"), to a stock form savings and loan holding company, with the concurrent issuance and sale of all of the Bank's outstanding common stock to First Source Bancorp, Inc., a Delaware corporation (the "Company"), and the issuance and sale of the Company's common stock to the public; and the other transactions provided for in the Plan;

     2. The authorization of the Board of Directors of the Bank, in its discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders and any adjournment or postponement thereof, including, without limitation, a motion to adjourn or postpone the Special Meeting of Shareholders to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Plan of Conversion or otherwise.

     Note:  Management is not aware of any such other business at this time.

     The Board of Directors has fixed __________, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders and at any adjournment thereof. Only holders of the Bank's common stock as of the close of business on the Record Date will be entitled to vote at the Special Meeting of Shareholders or any adjournment or postponement thereof. In the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting of Shareholders, the meeting may be adjourned in order to permit further solicitation of proxies by the Bank. A list of shareholders entitled to vote at the Special Meeting of Shareholders will be available for inspection at 1000 Woodbridge Center Drive, Woodbridge, New Jersey, for a period of twenty (20) days prior to the Special Meeting of Shareholders and also will be available at the Special Meeting of Shareholders.

     The following Proxy Statement is a summary of information about the Bank, the MHC, the Company and the proposed Conversion. A more detailed description of the Bank, the MHC, the Company and the proposed Conversion is included in the Prospectus you are receiving herewith. A copy of the Plan of Conversion is available upon written request to the Bank. Upon written request addressed to the Secretary of the Bank at the address given above, shareholders may obtain an additional copy of the Prospectus, and/or a copy of the Plan of Conversion and exhibits thereto, including the Certificate of Incorporation and the Bylaws of the Company. In order to assure timely receipt of the additional copy of the Prospectus and/or the Plan, the written request should be received by the Bank by __________________, 1998. In addition, all such documents may be obtained at any office of the Bank.

                                   By Order of the Board of Directors



Woodbridge, New Jersey             Christopher P. Martin
_____________, 1998                Corporate Secretary


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AS SOON AS POSSIBLE AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.

     THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF THE BANK'S COMMON STOCK IS REQUIRED TO APPROVE THE PROPOSAL. IN ADDITION, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE BANK'S SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY (OTHER THAN THOSE HELD BY THE MHC) IS REQUIRED TO APPROVE THE PROPOSAL.
WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

YOUR VOTE IS VERY IMPORTANT. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

                            FIRST SAVINGS BANK, SLA
                            ______________________

                            PROXY STATEMENT FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS

                      To Be Held on ______________, 1998

                         ___________________________


INTRODUCTION

     This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of First Savings Bank, SLA (the "Bank") of proxies to be voted at the Special Meeting of Shareholders to be held at the main office of the Bank, 1000 Woodbridge Center Drive, Woodbridge, New Jersey on ____________, 1998, at _____ _.m., Eastern Time, and any adjournment thereof, and, together with the accompanying proxy card, is being furnished to holders of the Bank's common stock as of the close of the business on ____________, 1998 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Special Meeting of Shareholders.

     The purpose of the Special Meeting of Shareholders is to consider and vote upon a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion" or "Plan"), pursuant to which the Bank organized First Source Bancorp, Inc. (the "Company") and, upon consummation of the following transactions, will become a wholly-owned subsidiary of the Company: (1) First Savings Bancshares, MHC, the mutual holding company of the Bank (the "MHC"), which currently owns approximately 51.61% of the Bank's common stock, will convert to a stock form interim federal savings bank ("Interim A") and simultaneously merge with and into the Bank, with the Bank being the surviving entity; (2) immediately thereafter, a stock form interim savings bank subsidiary of the Company ("Interim B") will merge with and into the Bank, with the Bank being the surviving entity; (3) each share of the Bank's common stock held by the MHC will be canceled and each share of the Bank's common stock held by members of the public other than the MHC and by the Bank's employee stock ownership plan (the "ESOP") will be converted into shares of the Company's common stock (the "Common Stock") pursuant to an exchange ratio which will result in these stockholders receiving the same percentage of the Common Stock as the percentage of the Bank's common stock held by them just prior to the exchange, before giving effect to such stockholders purchasing additional shares or receiving cash in lieu of any fractional shares; and (4) the contemporaneous offer and sale of shares of the Common Stock to the general public in a subscription offering, community offering and syndicated community offering or public offering (the "Offerings"). The reorganization and conversion of the Bank and the MHC, the exchange of Bank common stock for the Common Stock and the issuance of additional shares of Common Stock in the Offerings is referred to in the Plan and herein as the "Conversion."

     This Proxy Statement, together with the accompanying proxy card and Prospectus, is first being mailed or delivered to shareholders on or about __________________, 1998.

     A MORE DETAILED DESCRIPTION OF THE MHC, THE COMPANY, THE BANK AND THE PROPOSED CONVERSION IS INCLUDED IN THE PROSPECTUS THAT YOU ARE RECEIVING HEREWITH. UPON WRITTEN REQUEST ADDRESSED TO THE SECRETARY OF THE BANK AT THE ADDRESS GIVEN ABOVE, SHAREHOLDERS MAY OBTAIN AN ADDITIONAL COPY OF THE PROSPECTUS, AND/OR A COPY OF THE PLAN OF CONVERSION AND EXHIBITS THERETO, INCLUDING THE CERTIFICATE OF

INCORPORATION AND THE BYLAWS OF THE COMPANY. IN ORDER TO ASSURE TIMELY RECEIPT OF THE ADDITIONAL COPY OF THE PROSPECTUS AND/OR THE PLAN, THE WRITTEN REQUEST SHOULD BE RECEIVED BY THE BANK BY _________________, 1998. IN ADDITION, ALL SUCH DOCUMENTS MAY BE OBTAINED AT ANY OFFICE OF THE BANK.

     VOTING IN FAVOR OF OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE CONVERSION OF THE MHC INTO AN INTERIM FEDERAL STOCK SAVINGS BANK AND THE SIMULTANEOUS MERGER OF THE MHC WITH THE BANK, AND ALL OTHER TRANSACTIONS CONTEMPLATED BY THE PLAN.

     VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE ANY COMMON STOCK AND WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL DEPOSIT INSURANCE OF ANY DEPOSITS.

     HOLDERS OF THE BANK'S COMMON STOCK ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY TO THE BANK IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

RECORD DATE AND VOTING RIGHTS

     The Board of Directors of the Bank has fixed ___________, 1998, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders. Only holders of record of the Bank's common stock at the close of business on the Record Date will be entitled to vote at the Special Meeting of Shareholders and at any adjournment or postponement thereof. At the close of business on the Record Date, there were _____________ shares of the Bank's common stock outstanding.

     Each holder of shares of the Bank's common stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting of Shareholders and at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Bank's common stock entitled to vote at the Special Meeting of Shareholders is necessary to constitute a quorum at the Special Meeting of Shareholders. If a quorum is not obtained, or if fewer shares of the Bank's common stock are voted in favor of the proposal than the number required for approval, it is expected that the Special Meeting of Shareholders will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting of Shareholders, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

     If the enclosed proxy card is properly executed and received by the Bank in time to be voted at the Special Meeting of Shareholders, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.

VOTES REQUIRED

     In accordance with state law, the affirmative vote of two-thirds of the shares of the Bank's common stock outstanding on the Record Date is required in order to approve the Conversion, proposal 1. In addition, the affirmative vote of a majority of the shares of the Bank's common stock present in person or by proxy (other than those shares held by the MHC) is required to approve the Conversion. As of the Record Date, there were __________ shares of the Bank's common stock outstanding and entitled to vote at the Special Meeting of Shareholders, of which 4,134,812 were owned by the MHC, with each share being entitled to one vote. Approval of proposal 2 will require the affirmative vote of a majority of votes present in person or by proxy at the Special Meeting of Shareholders.

     THE STATE LAW REQUIRED VOTE OF THE BANK'S SHAREHOLDERS ON PROPOSAL 1 IS BASED ON THE NUMBER OF OUTSTANDING SHARES OF THE BANK'S COMMON STOCK, AND NOT THE NUMBER OF THOSE SHARES THAT ARE ACTUALLY VOTED. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING OF SHAREHOLDERS OR THE ABSTENTION FROM VOTING BY A SHAREHOLDER WILL HAVE THE SAME EFFECT AS A "NO" VOTE WITH RESPECT TO PROPOSAL 1. BROKER NON-VOTES WILL NOT BE COUNTED AS HAVING BEEN VOTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING OF SHAREHOLDERS AND WILL HAVE THE SAME EFFECT AS A "NO" VOTE ON PROPOSAL 1.

PROXIES

     The Bank's shareholders may vote at the Special Meeting of Shareholders or at any adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any shareholder to vote on the Plan of Conversion. ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE BANK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON BY THE SHAREHOLDERS GIVING SUCH PROXIES. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION AND FOR PROPOSAL 2. If any other matters are properly presented at the Special Meeting of Shareholders and may properly be voted on, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Management is not aware of any other business to be presented at the Special Meeting of Shareholders.

REVOCABILITY OF PROXIES

     A proxy may be revoked at any time before it is voted by filing written revocation of the proxy to the Secretary of the Bank, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the Special Meeting of Shareholders or any adjournment thereof. The presence of a shareholder at the Special Meeting of Shareholders shall not revoke a proxy unless a written revocation is filed with the Secretary of the Special Meeting of Shareholders prior to the voting of such proxy. The proxies being solicited by the Board of Directors of the Bank are only for use at the Special Meeting of Shareholders and at any and all adjournments thereof and will not be used for any other meeting.

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies for the Special Meeting of Shareholders by the Board of Directors. To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or employees of the Bank, by telephone or through other forms of communication and, if necessary, the Special

Meeting of Shareholders may be adjourned to a later date. Such persons will be reimbursed by the Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation. The Bank has retained Sandler O'Neill to provide advisory services in connection with the Conversion, including solicitation of proxies, account consolidation, proxy tabulation and inspection, for an aggregate fee of $10,000 plus reimbursement of reasonable out-of-pocket expenses. The Bank will bear all costs of this solicitation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION. SEE "THE CONVERSION -- PURPOSE OF CONVERSION" IN THE PROSPECTUS.

     THE PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE BANK, THE MHC, THE COMPANY AND THE CONVERSION, INCLUDING THE RIGHTS OF HOLDERS OF THE BANK'S COMMON STOCK TO EXCHANGE THEIR SHARES FOR SHARES OF THE COMPANY'S COMMON STOCK. SHAREHOLDERS ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE BANK'S SHAREHOLDERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

INTEREST OF MANAGEMENT AND DIRECTORS IN MATTERS TO BE ACTED UPON

     Management and Directors of the MHC, the Company and the Bank have an interest in the matters that will be acted upon because the Bank and the Company have implemented a tax-qualified employee stock ownership plan and intend to implement employment agreements at the time of the Conversion and a stock incentive plan for employees and directors after six months following the Conversion. The Company and the Bank currently intend to adopt such plans and make awards as are described in the "Management of the Bank" section of the Prospectus.

PROPOSAL 1 - APPROVAL OF THE PLAN OF CONVERSION

     All persons receiving this proxy are also being given a prospectus (the "Prospectus") that describes the Conversion. The Prospectus, in its entirety, is incorporated herein and made a part hereof. Although the Prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase the common stock offered thereby. The Bank urges you to carefully read the sections of the Prospectus that describe the Conversion (see "The Conversion") and the Bank's, the Company's, and/or the
MHC's: (i) management and directors and compensation of such persons (see "Management of the Bank"); (ii) business (see "Business of the Bank"); (iii) reasons for the Conversion and management's belief that the Conversion is in the best interest of the MHC and its members (see "The Conversion"); (iv) employment agreements, change in control agreements and employee stock benefit plans that the Bank and/or the Company intend to implement (see "Management of the Bank");
(v) common stock (see "Description of Capital Stock of the Company"); (vi) pro forma capitalization, capital compliance, and pro forma information with respect to the Conversion (see "Regulatory Capital Compliance," "Capitalization" and "Pro Forma Data"); (vii) intended use of proceeds from the Offering ("Use of Proceeds"); (viii) restrictions and anti-takeover devices on acquisitions of the Company and the Bank (see "Restrictions on Acquisition of the Company and the Bank"); and (ix) consolidated financial statements.

PROPOSAL 2 - AUTHORITY TO ADJOURN THE SPECIAL MEETING

     Proposal 1, as described above, must be approved by a two-thirds of the votes of the Bank's shareholders eligible to be cast and by a majority of the shares present in person or by proxy (other than those held by the MHC) at the Special Meeting of Shareholders. The form of Revocable Proxy sent to shareholders with the proxy statement sets forth a proposal to permit the full Board of Directors of the Bank to vote the proxy in favor of an adjournment of the Special Meeting of Shareholders in order to solicit further proxies if holders of two-thirds of the votes eligible to be cast or a majority of the shares voted at the Special Meeting of Shareholders do not submit proxies voting in favor of Proposal 1. The proposal to authorize such adjournment must be approved by a majority of the votes present in person or by proxy at the Special Meeting of Shareholders. The Board of Directors recommends a vote "FOR" the ratification of Proposal 2 and requests that shareholders check the box permitting adjournment of the Special Meeting of Shareholders in the event sufficient votes are not cast in favor of Proposal 1.

LEGAL AND TAX OPINIONS

     The legality of the Company's Common Stock will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. The federal income and New Jersey state tax consequences of the Conversion also will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette. Certain legal matters will be passed upon for Sandler O'Neill by Breyer & Aguggia.

REVIEW OF OTS ACTION

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided in 12 C.F.R.
(S)563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgement and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

HOW TO OBTAIN ADDITIONAL INFORMATION

     The Prospectus contains audited financial statements of the Bank, including statements of income for the past three years; management's discussion and analysis; a description of lending, savings and investment activities; remuneration and other benefits of directors and officers; further information about the business and financial condition of the Bank; and additional information about the Conversion, the Subscription Offering, the Community Offering and, if held, the Syndicated Community Offering or Public Offering.
The Plan of Conversion sets forth the terms, conditions and provisions of the proposed

Conversion. The Certificate of Incorporation and Bylaws of the Company are exhibits to the Plan of Conversion.

     If you would like to receive an additional copy of the Prospectus, or a copy of the Plan of Conversion and the Certificate of Incorporation and Bylaws of the Company, you must request such material in writing, addressed to the Secretary of the Bank at the Bank's address given above. Such requests must be received by the Bank no later than ____________, 1998. Requesting such materials does not obligate you to purchase the shares. If the Bank does not receive your request by _______________, 1998, you will not be entitled to have such materials mailed to you. You will, however, be able to obtain a Prospectus and a Stock Order Form from the nearest office of the Bank.

OTHER MATTERS

     As of the date of this Proxy Statement, management is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders that may be brought before the Special Meeting of Shareholders. If any other matters properly come before the Special Meeting of Shareholders, including, among other things, a motion to adjourn or postpone the Special Meeting of Shareholders to another time or place or both for the purpose of soliciting additional proxies or otherwise, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Bank.

                                    By Order of the Board of Directors



                                    Christopher P. Martin
                                    Corporate Secretary

Woodbridge, New Jersey
_______________, 1998


               TO ASSURE THAT YOU ARE REPRESENTED AT THE SPECIAL
        MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND PROMPTLY RETURN
      THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR
               THE SOLICITATION OF AN OFFER TO BUY COMMON STOCK.
                   THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                REVOCABLE PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF FIRST SAVINGS BANK, SLA


     The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders ("Special Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Special Meeting, and hereby appoints the Board of Directors of First Savings Bank, SLA (the "Bank"), the Proxy of the undersigned, to cast all votes to which the undersigned is entitled at the Special Meeting, and at any adjournment or adjournments thereof, on the matters referred to below in the manner specified on the reverse side hereof:

     FOR OR AGAINST the adoption of the Plan of Conversion and Agreement and Plan of Reorganization, as amended (the "Plan" or "Plan of Conversion"), between the MHC and First Savings Bank, SLA (the "Bank") pursuant to which the Bank organized First Source Bancorp, Inc. (the "Company"), and upon consummation of the following transactions, will become a wholly owned subsidiary of the
Company: (1) the MHC, which currently owns approximately 51.6% of the outstanding shares of common stock of the Bank, will convert from mutual form to a federal interim stock savings institution and simultaneously merge into the Bank, with the Bank being the surviving entity; (2) the Bank will then merge with an interim institution to be formed as a wholly owned subsidiary of the Company, with the Bank being the surviving entity; (3) the outstanding shares of Bank common stock (other than those held by the MHC, which will be cancelled) will be converted into shares of the Company's common stock pursuant to a ratio that will result in the holders of such shares owning in the aggregate the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company or by the Bank's Employee Stock Ownership Plan ("ESOP") in the Offerings or thereafter, or receiving cash in lieu of fractional shares; and (4) the offer and sale of shares of the Company's common stock.

     In their discretion, upon any other matters that may properly come before the Special Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.
UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED EITHER BY A WRITTEN REVOCATION OF THE PROXY FILED WITH THE SECRETARY OF THE BANK OR BY SUBMITTING A LATER DATED PROXY. THE PRESENCE OF A STOCKHOLDER AT THE SPECIAL MEETING SHALL NOT REVOKE A PROXY UNLESS A WRITTEN NOTICE OF SUCH REVOCATION IS FILED WITH THE SECRETARY OF THE SPECIAL MEETING PRIOR TO THE VOTING OF SUCH PROXY.

        IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE.

     VOTING FOR THE PLAN OF CONVERSION AND SIGNING THIS PROXY CARD DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

IMPORTANT:     Please sign your name exactly as it appears hereon. Joint
               accounts need only one signature, but all account holders should sign if possible. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.



               Approval of the Plan of Conversion.

               [X]  Please vote by marking one of the following boxes as shown.


                    FOR    [_]          AGAINST    [_]



                        Signature: _____________________  Date:___________, 1997



                        Signature:  ____________________  Date:___________, 1997


PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.